CONTRACT NO. MA-13680

AMENDMENT NO. 1
TO
COMMITMENT TO GUARANTEE OBLIGATIONS

THIS AMENDMENT NO. 1, dated as of November 24, 2009 (the "Amendment"), to that certain Commitment to Guarantee Obligations, dated as of May 23, 2001 (the "Commitment"), is by and between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administration (the "Secretary” or “Administrator”), and ROWAN COMPANIES, INC. (the "Shipowner", and together with the Secretary, the "Parties").

WHEREAS, on May 23, 2001, the Shipowner executed the Indenture, and issued thereunder a Floating Rate Note designated, "United States Government Guaranteed Ship Financing Obligations, GORILLA VIII Series" with a maximum principal amount of $187,295,000;

WHEREAS, on June 22, 2007, in connection with the change in the Stated Maturity, the Shipowner executed Supplement No. 1 to Trust Indenture and amended and restated the Floating Rate Note (the “Initial Transaction”);

WHEREAS, pursuant to Title XI of the Merchant Marine Act, 1936 (now codified as Chapter 537 of Title  46 of the U.S. Code), the Secretary guaranteed the payment of outstanding principal of and interest on the Floating Rate Note (“the Obligations”), the outstanding principal amount of which is currently $124,859,000;

WHEREAS, Section 4(b) of the Special Provisions of the Trust Indenture provides that the Shipowner may redeem or prepay the amended and restated Floating Rate Note, in whole or in part, on a Redemption Date designated by the Shipowner, from the proceeds of the issuance of a fixed rate note (the “Fixed Rate Note”); and

WHEREAS, the Parties wish to amend certain documents relating to the Initial Transaction in order to provide for the complete redemption of the amended and restated Floating Rate Note, by the issuance of a Fixed Rate Note in the aggregate principal amount of $124,859,000;

NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.01  Annexed to each counterpart of this Amendment are the forms of the Obligation Purchase Agreement, Supplement No. 2 to Trust Indenture, Amendment No. 3 to Security Agreement, and the Obligations to be issued November 24, 2009, the forms of which are hereby approved by the Secretary.

Section 1.02  Article III of the Commitment shall be amended pursuant to Article V thereof, as follows:

The Obligations to be issued as a fixed rate note shall be as provided in the Indenture and in the form of the Fixed Rate Note annexed as Exhibit A to Supplement No. 2 to Trust Indenture.  The Obligations shall be subject to all of the terms and conditions set forth in the Indenture.  Supplement No. 2 to Trust Indenture, Amendment No. 3 to Security Agreement, and the Obligations to be issued as a fixed rate note shall be executed and delivered by the Shipowner on the Effective Date.

Except as so amended, the provisions of the Commitment shall apply to and govern this Amendment.

Capitalized terms not specifically defined herein shall have the respective meanings stated in Schedule A to Trust Indenture dated May 23, 2001, as amended, between the Shipowner and the Indenture Trustee.

This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary, and an original held by any other party to this transaction, the provisions of the original held by the Secretary shall prevail.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed and sealed by the United States and accepted and sealed by the Shipowner on the day and year first above written.

UNITED STATES OF AMERICA
SECRETARY OF TRANSPORTATION

BY: MARITIME ADMINISTRATOR
(SEAL)

ATTEST:		Christine Gurland
Secretary

Sarah J. Washington
Assistant Secretary

ROWAN COMPANIES, INC.

(SEAL)

ATTEST:	By:	William H. Wells
Vice President, Finance and
Chief Financial Officer

Melanie M. Trent
Corporate Secretary